SUNRISE ENERGY RESOURCES, INC.

 10% SUBORDINATED CONVERTIBLE NOTE DUE MARCH 31ST, 2013

This convertible debenture note agreement (the “Agreement”) is entered into as of this 23 day of May 2010 (the “Effective Date”), by and between Zaccam Trading (“the Lender”), located at Gr. Xenopoulou, 17, P.C. 3106, Limassol, Cyprus and Sunrise Energy Resources, Inc. (“Borrower”) located at 570 Seventh Avenue, Suite 800, New York, NY 10018, each, a “Party”, and collectively (the “Parties”).

WHEREAS, the Lender provided demand interest-free loans to Sunrise Energy Resources, Inc. (“the Borrower”) in the amount of $109,441 during 2009 and 2010 (“the Loan Principal”);

WHEREAS, on April 1, 2010 the Lender instructed the Borrower to repay the outstanding balance of the Loan Principal at the earliest possible date;

WHEREAS, despite multiple efforts to raise funding undertaken during April 1, 2010 to the date hereof the Borrower has been unable to raise sufficient amounts to repay the Loan Principal and the Loan Interest in the total amount of $109,441;

NOW, THEREFORE, the Borrower and the Lender hereby agree to exchange the outstanding Loan Principal and Loan Interest into a convertible debenture note (“the Note”) in accordance with the terms and conditions hereof. April 1, 2010 shall be deemed the Effective Date of the exchange and the Effective Date of the Note.

Definition of certain terms

The term “Borrower” means the original Borrower and anyone else who merges with the Borrower or assumes the Borrower’s obligations under the Note.  However, the assumption of the Borrower’s obligations under this Note shall not release the Borrower from such obligations.

The Lender may transfer all or any part of this Note with written notice to the Borrower of the transfer, including the name, address of the transferee and the amount of the Note transferred.  The Borrower may treat the Lender as the owner of the Note until it received written notice of a transfer of all or part of the Note to another Lender.  The term “Lender” shall mean the original Lender and anyone else to whom the Note is transferred.

1.           Promise to Pay.  For value received from the original Lender, the Borrower promises to pay to the Lender $109,441 (“Note Principal”), plus interest at a rate of 10% (ten percent) per annum (“Note Interest”).  The Borrower shall repay the entire outstanding principal and interest by March 31, 2013 (“the Note Maturity Date”), unless the Lender demands earlier payment under “Lender’s Right of Acceleration” below or the parties agree to extend the due date.  The Borrower may make earlier principal payments.

2.           Interest Payments.  The Borrower shall make quarterly interest payments to the Lender on the last day of each quarter during the maturity period of the Note in the amount equal to 2.5% (two and a half of a percent) of the principal outstanding as of the payment date. However, if an interest payment falls due on a Saturday, Sunday or legal holiday, the Borrower shall make the interest payment the following business day.

3.           Interest Capitalization.  Subject to the consent of the Parties the accrued Note Interest may be capitalized on each interest due date. Upon capitalization, the aforesaid Note Interest shall be deemed to become part of the Note Principal.

4.           Early Repayment of Note Principal.  The Borrower shall be entitled to repay the Note Principal in whole or in part prior to the Note Maturity Date without any penalties. Any such payment shall include the payment of interest accrued on the Note Principal being repaid as of the date of payment. If the payment is made between quarter ends, the accrued interest shall be computed pro-rata to the number of days during which the principal remained outstanding during the quarter in accordance with the simple interest convention.

5.           Lender’s Right of Acceleration.  The Lender has the right to declare the entire unpaid Note Principal and Note Interest due immediately for any of the following causes:

(a)           If the Borrower fails to make any payment or principal or interest under the Note within fifteen days after its due date.
(b)           If the Borrower fails to maintain any other covenant made under the Note within thirty days after a written notice from the Lender.
(c)           If one or more judgments is entered against the Borrower which exceed, in the aggregate, $100,000 if the Borrower does not pay such judgments or arrange for their enforcement to be postponed no later than within thirty days after the judgments have been entered.
(d)           If bankruptcy, receivership, or insolvency proceedings are started by or against the Borrower, or if the Borrower dissolves, liquidates or otherwise winds up its business.

6.           Notices.  All notices under the Note must be furnished in writing.  The notices may be given by (a) personal delivery, or (b) certified mail, return receipt requested.  Notices shall be addressed to the other party at the address provided hereunder, or, if the notice is to a Lender to whom this Note was transferred, the address stated in the notice to the Borrower of such transfer.  Either party shall notify the other of a change of address.

7.           Conversion of the Notes.

7.1           Right to convert.  Subject to and upon compliance with the provisions of this Section, at the option of the holder of the Note, such Note, or any portion of the outstanding Note Principal and Note Interest, may at any time prior to the Note Maturity Date be converted into the Borrower's common stock at the Conversion Price (as hereinafter defined).

7.2           Manner of Exercise of Conversion Privilege.  In order to exercise the conversion privilege, the holder shall surrender the Note to the Borrower accompanied by written notice to the Borrower stating that the holder elects to convert the Note or a specified portion thereof on a certain date (“the Conversion Date”). In the event, the Conversion Date falls between quarter ends, the accrued Note Interest shall be computed pro-rata to the number of days during which the principal remained outstanding during the quarter in accordance with the simple interest convention. Such accrued Note Interest shall be automatically converted into the Borrower’s common stock along with the Note Principal. In this case, the amount stated in the holder’s conversion notice shall be deemed to include the Note Principal and the Note Interest.

The aforesaid conversion notice should state the name or names (with address) in which the certificate or certificates for shares of common stock shall be issued.  As promptly as practicable after the receipt of such notice and the surrender of the Note, the Borrower shall issue and deliver to the holder, a certificate or certificates for the number of full shares of common stock issuable on such conversion. Such conversion shall be deemed to have been effected at the close of business on the Conversion Date, and the person or persons in whose name or names any certificate or certificates for shares of common stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the resulting shares on the Conversion Date.

In the event a Note shall be surrendered for conversion representing a portion of the outstanding Note Principal, the Borrower shall execute and deliver to the holder of the Note, a replacement Note in an aggregate Note Principal equal to the unconverted portion of the Note so surrendered.

7.3           Fractions of Share.  The Borrower shall not be required to issue fractions of a share or scrip representing fractional shares of common stock upon conversion of the Note.  The number of the resulting converted shares shall be rounded down to the nearest whole.

7.4           Conversion Price.

(i)           The price at which shares of common stock shall be delivered upon conversion (the “Conversion Price”) shall equal $0.01 (One US cent) per share of Common Stock.
(ii)           The Conversion Price shall not be subject to adjustment for stock splits and/or reverse splits that may occur prior to such conversion.

7.5           Notice of Distributions, Rights of Reorganization, Etc.

In the event at any time prior to the Note Maturity Date:

(i)           Borrower offers for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

(ii)           Borrower undergoes any capital reorganization, or reclassification of the capital stock of the Borrower, or consolidation or merger of the Borrower, or sale of all or substantially all of its assets to, another corporation; or

(iii)           Borrower files for a voluntary or involuntary dissolution, liquidation or winding up of the Borrower;

Then, in any of the aforesaid events, the Borrower shall furnish a written notice, to the holder of this Note, of the date on which (a) the books of the Borrower shall close or a record shall be taken for such dividend, distribution or subscription rights, or (b) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be.  Such notice shall also specify the dates as of which the holders of common stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.  Such written notice shall be given at least 20 days prior to the record date or the date on which the Borrower’s transfer books are closed in respect thereto.

7.6           Taxes on Conversion.  The issue of certificates on conversion of the Notes shall be made without charge to the converting holder for any tax in respect of the issue thereof.  The Borrower shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Note converted, and the Borrower shall not be required to issue or deliver any certificate in respect to such stock unless and until the person or persons requesting the issuance thereof shall have paid to the Borrower the amount of such tax or shall have established to the satisfaction of the Borrower that such tax has been paid.

7.7           Borrower to Reserve Stock.  The Borrower shall at all times reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Notes, such number of its duly authorized shares of common stock as shall from time to time be sufficient to effect the conversion of all outstanding Notes.  If any shares of common stock, reserved or to be reserved, for such purposes, required registration under any Federal or state law before such shares may be validly issued to the holder, the Borrower covenants that it will in good faith and as expeditiously as possibly endeavor to secure such registration or approval, as the case may be.

The Borrower will not take any action, which would cause the conversion price to be below the then par value, if any, per share of the common stock, or in the case of no-par stock, below the amount for which such shares may be issued as fully paid and non-assessable.

The Borrower covenants that all shares of common stock which may be issued upon conversion of Notes will upon issue be fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof.

8.           Language. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rules of strict construction will be applied against any Party.

9.           Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

10.           Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and both of which together shall constitute one document.  Both Parties agree herein that signatures submitted by facsimile or e-mail shall have the same binding effect as if they were original signatures.

11.           Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof, and supersedes any prior or contemporaneous agreements or undertakings, whether written or oral, between the Parties with respect to the subject matter hereof.  This Agreement may not be amended or modified except by an instrument in writing signed by each of the Parties.

12.           Governing law. The validity, interpretation, and performance of this Agreement shall be controlled by and construed under the laws of the State of New York, United States of America, without giving effect to the principles of conflicts of laws which would give rise to the application of the domestic substantive law of any other jurisdiction.  Each Party hereby irrevocably and unconditionally consents to the exclusive jurisdiction of the federal and state courts sitting in New York, New York for any action, suit or proceeding arising out of or related hereto. Each Party hereto further hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement in such courts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in any inconvenient forum.  Each Party hereby knowingly, voluntarily and intentionally waives any right (to the fullest extent permitted by applicable law) to a trial by jury of any dispute arising out of, under or relating to, this Agreement and agrees that any such dispute shall be tried before a judge sitting without a jury.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date and year first written above.

Dated:	May 23, 2010

BORROWER

Signature:	____________________________
Name:	Konstantin Tsiryulnikov
Sunrise Energy Resources, Inc.
Title:	Chief Executive Officer

LENDER

Signature:	____________________________
Name:	Andriy Kicha
Zaccam Trading
Title:	Authorised Signor